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                                                                   EXHIBIT 23.3


                   [BRUCE GORLICK, C.P.A., LTD. LETTERHEAD]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) on the Statement of Gross Income and Direct Operating Expenses of the Mundelein Plaza, Prospect Heights Plaza and Montgomery-Sears Shopping Center for the year ended December 31, 1995, included in or made a part of this Registration Statement on Form S-11.



                                                     Bruce Gorlick, C.P.A., Ltd.

                                                     Bruce Gorlick, C.P.A., Ltd.
                                                     A Professional Corporation

Northbrook, Illinois
January 31, 1997